Exhibit 32

REX Stores Corporation
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned officers of REX Stores Corporation (the “Company”) hereby certify, to their knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2007 which this certificate accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Stuart A. Rose
Stuart A. Rose

/s/ Douglas L. Bruggeman
Douglas L. Bruggeman

Dated: December 7, 2007